UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2014

Arrowhead Research Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21898	46-0408024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Lake Avenue, Suite 1050, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On February 19, 2014, Arrowhead Research Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, Barclays Capital Inc., and Deutsche Bank Securities Inc., acting as the joint book-running managers and representatives of the several underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 6,325,000 shares of common stock to the Underwriters (the “Offering”), which amount includes the Underwriters’ option to purchase up to 825,000 additional shares of common stock (the “Optional Shares”). On February 19, 2014 the Underwriters exercised their option to purchase all 825,000 of the Optional Shares. The shares in the Offering were sold at a public offering price of $18.95 per share, and were purchased by the Underwriters from us at a price of $17.813 per share. The Company estimates that net proceeds from the Offering will be approximately $112.5 million, after deducting the Underwriters’ commission and discounts and estimated offering expenses payable by the Company.

The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-193748), which was previously filed with the Securities and Exchange Commission (“SEC”) and was declared effective, and a prospectus supplement filed with the SEC.

The Offering is expected to close on or about February 24, 2014, subject to the satisfaction of customary closing conditions. In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities.

Pursuant to the Underwriting Agreement, the Company has agreed not to sell or otherwise dispose of any common stock for a period through and including the 90th day after the date of the Underwriting Agreement without first obtaining the written consent of Jefferies LLC, Barclays Capital Inc., and Deutsche Bank Securities Inc., subject to certain exceptions.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. A copy of the opinion of Ropes & Gray LLP relating to the validity of the shares issued in the Offering is filed herewith as Exhibit 5.1.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated February 19, 2014, between Arrowhead Research Corporation and Jefferies LLC, Barclays Capital Inc. and Deutsche Bank Securities Inc.

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1)

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROWHEAD RESEARCH CORPORATION

Date: February 21, 2014	By:	/s/ Kenneth Myszkowski
Kenneth Myszkowski Chief Financial Officer